UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2025

AGL PRIVATE CREDIT INCOME FUND

(Exact Name of Registrant as Specified in Its Charter)

814-01782

(Commission File Number)

Delaware	99-4917603
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

535 Madison Avenue, 24th Floor,

New York, NY 10022

(Address of principal executive offices) (Zip code)

(212) 973-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On June 4, 2025, Board of Trustees of AGL Private Credit Income Fund (the “Company”) declared a distribution on the Company’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), from taxable earnings, which may include a return of capital and/or capital gains, in an amount equal to $0.69 per share, payable on July 30, 2025 to shareholders of record as of June 4, 2025 (the “Distribution”).

The Distribution will be paid in cash or reinvested in additional Common Shares for shareholders participating in the Company’s dividend reinvestment plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 5, 2025

AGL PRIVATE CREDIT INCOME FUND

By:	/s/ Taylor Boswell
Taylor Boswell
Chief Executive Officer